EXHIBIT 3.5

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                                                                          PAGE 1


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LIGAND PHARMACEUTICALS INCORPORATED", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JUNE, A.D. 2000, AT 9 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.



                                            /s/EDWARD J. FREEL
                        [SEAL]              ------------------------------------
                                            Edward J. Freel, Secretary of State
                                            AUTHENTICATION:   0494994
                                            DATE:             06-14-00


2138989    8100

001299777





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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:O0 AM 06/13/2000
                                                             001299777 - 2138989

                            CERTIFICATE OF AMENDMENT
                           OF THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF

                       LIGAND PHARMACEUTICALS INCORPORATED
                             A DELAWARE CORPORATION

                  Ligand Pharmaceuticals Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

                  FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, and declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolutions setting forth the proposed amendment are as follows:

                  RESOLVED, that paragraph (A) of ARTICLE IV of the Amended and Restated Certificate of Incorporation of this Corporation is hereby amended to read in its entirety as follows:

                           (A) CLASSES OF STOCK. This corporation is authorized
                      to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of capital stock which this corporation shall have authority to issue is one hundred thirty-five million (135,000,000) of which one hundred thirty million (130,000,000) shares of the par value of one-tenth of one cent ($.001) each shall be Common Stock and five million (5,000,000) shares of the par value of one-tenth of one cent ($.001) each shall be Preferred Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by affirmative vote of the holders of the majority of the shares of stock of this corporation entitled to vote in the election of directors.


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          SECOND: That, thereafter, the stockholders of said Corporation approved the amendment by vote of the outstanding shares in accordance with Sections 211 and 222 of the Delaware General Corporation Law.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

          FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

          IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been executed as of this 13th day of June, 2000.


                                   LIGAND PHARMACEUTICALS
                                   INCORPORATED



                                   By: /s/PAUL V. MAIER
                                       ----------------------------------------
                                       Paul V. Maier, Senior Vice President and
                                       Chief Financial Officer





                  [SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]

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